UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 15, 2006

EMPIRE FINANCIAL HOLDING COMPANY

(Exact name of Registrant as specified in its charter)

Florida	1-31292	56-3627212
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2170 West State Road 434,

Suite 100

Longwood, FL 32779

(Address Of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code 407-774-1300

_____________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) - (c) Effective May 15, 2006, Rodger E. Rees resigned as Chief Financial Officer of Empire Financial Holding Company (“Empire”). Effective the same day, Empire appointed James Matthew, MBA, CPA, as Chief Financial Officer and Secretary. From December, 2003 to March, 2006 Mr. Matthew was Chief Financial Officer for Plan Express Inc., and from January 2000 to December 2003 he was Chief Financial Officer and Director at PolyVue Technologies. For the preceding 20 years he worked for KPMG as Managing Director with KPMG’s Global Transactions Services, in KPMG’s investment banking practice, where he had extensive experience in capital raising and M&A transactions. Mr. Matthew obtained his MBA from Michigan State University and his CPA from the University of Illinois. Pursuant to his employment agreement, Mr. Matthew will receive base compensation of $150,000 per year and, upon shareholder approval of a new Employee Stock Option Plan, options to purchase 200,000 shares of Empire’s common stock. 100,000 options will vest one year after the date of grant, and the remainder will vest two years after the date of grant.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10.19	Employment Agreement with James Matthew dated as of May 15, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Empire Financial Holding Company

Dated: May 17, 2006	By:	/s/ Donald A. Wojnowski, Jr.
Donald A. Wojnowski, Jr.
President